Exhibit 99.1

For release: February 26, 2026

Contact: Brian F. Kidd, SVP/CFO

Phone: (615) 890-2020

NHC Reports 2025 Year End Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and grant income for the year ended December 31, 2025 totaled $1,517,781,000 compared to $1,307,382,000 for the year ended December 31, 2024, an increase of 16.1%. The increase in net operating revenues for the 2025 year compared to the 2024 year was due to an 8.4% increase in same-facility net operating revenues, as well as the August 1, 2024 acquisition of White Oak Manor (“White Oak”). The White Oak operations consist of 22 healthcare operations, which includes 15 skilled nursing facilities, two assisted living facilities, four independent living facilities, and a long-term care pharmacy.

For the year ended December 31, 2025, the reported GAAP net income attributable to NHC was $120,015,000 compared to $101,927,000 for the 2024 year. Excluding the unrealized gains in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the year ended December 31, 2025 was $104,067,000 compared to $76,862,000 for the 2024 year (*), an increase of 35.4%. GAAP diluted earnings per share were $7.67 and $6.53 for the years ended December 31, 2024 and 2023, respectively. Adjusted diluted earnings per share were $6.65 and $4.93 for the years ended December 31, 2025 and 2024, respectively (*).

For the quarter ended December 31, 2025, the reported GAAP net income attributable to NHC was $24,849,000 compared to $6,081,000 for the same period in 2024. Excluding the unrealized gains or losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended December 31, 2025 was $28,774,000 compared to $25,954,000 for the same period in 2024, an increase of 10.9% (*). The GAAP diluted earnings per share were $1.58 and $0.39 for the quarters ended December 31, 2025 and 2024, respectively. Adjusted diluted earnings per share were $1.83 and $1.66 for the quarters ended December 31, 2025 and 2024, respectively (*).

(*) -          See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

As of February 1, 2026, NHC affiliates operate for themselves and third parties 80 skilled nursing facilities with 10,329 beds. NHC affiliates also operate 26 assisted living communities with 1,413 units, nine independent living communities with 777 units, three behavioral health hospitals, 34 homecare agencies, and 33 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q, and 10-K. All forward-looking statements represent NHC’s best judgment as of the date of this release.

-more-

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended		Years Ended
	December 31		December 31
	2025	2024	2025	2024
Revenues:
Net patient revenues	$373,686	$357,344	$1,469,631	$1,251,759
Other revenues	12,827	12,006	48,150	46,178
Government stimulus income	-	-	-	9,445
Net operating revenues and grant income	386,513	369,350	1,517,781	1,307,382

Costs and expenses:
Salaries, wages and benefits	233,240	234,321	921,080	810,930
Other operating	96,198	83,298	377,202	321,390
Facility rent	12,189	11,378	46,227	43,182
Depreciation and amortization	11,769	11,442	44,920	41,985
Total costs and expenses	353,396	340,439	1,389,429	1,217,487

Income from operations	33,117	28,911	128,352	89,895

Non-operating income	4,236	4,825	18,107	19,690
Interest expense	(816)	(2,347)	(6,371)	(4,135)
Unrealized gains on marketable equity securities	(4,404)	(25,332)	22,344	30,958

Income before income taxes	32,133	6,057	162,432	136,408
Income tax provision	(6,939)	(28)	(39,826)	(34,322)
Net income	25,194	6,029	122,606	102,086

Net income attributable to noncontrolling interest	(345)	52	(2,591)	(159)

Net income attributable to National HealthCare Corporation	$24,849	$6,081	$120,015	$101,927

Net income per common share
Basic	$1.60	$0.39	$7.76	$6.62
Diluted	$1.58	$0.39	$7.67	$6.53

Weighted average common shares outstanding
Basic	15,502,990	15,420,658	15,472,185	15,393,782
Diluted	15,744,478	15,665,025	15,646,338	15,598,528

Dividends declared per common share	$0.64	$0.61	$2.53	$2.42

Balance Sheet Data

	December 31	December 31
(in thousands)	2025	2024

Cash, cash equivalents and marketable securities	$255,801	$216,185
Restricted cash, cash equivalents and marketable securities	159,848	163,795
Current assets	461,820	424,408
Property and equipment, net	673,797	684,289
Total assets	1,526,419	1,524,429
Current liabilities, excluding current long-term debt	246,132	227,297
Current and long-term debt	40,000	137,000
NHC stockholders' equity	1,068,772	980,161

-more-

Selected Operating Statistics

	Three Months Ended		Years Ended
	December 31		December 31
	2025	2024	2025	2024
Skilled Nursing Per Diems:
Medicare	$626.99	$607.67	$616.75	$586.76
Managed Care	539.69	490.41	486.56	468.23
Medicaid	289.05	279.02	285.46	275.78
Private Pay and Other	340.12	321.12	338.28	316.80

Average Skilled Nursing Per Diem	$369.21	$350.72	$360.40	$346.46	(1)

Skilled Nursing Patient Days:
Medicare	83,750	84,809	336,120	320,524
Managed Care	82,425	76,996	330,424	276,019
Medicaid	370,805	374,755	1,473,029	1,281,020
Private Pay and Other	203,408	191,926	788,843	677,449

Total Skilled Nursing Patient Days	740,388	728,486	2,928,416	2,555,012	(1)

(1) NHC exited three skilled nursing facilities in Missouri on March 1, 2024. For the year ended December 31, 2024, the exited Missouri skilled nursing facilities had an average skilled nursing per diem of $275.64 and 20,267 patient days.

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Years Ended
	December 31		December 31
	2025	2024	2025	2024

Net income attributable to National Healthcare Corporation	$24,849	$6,081	$120,015	$101,927
Non-GAAP adjustments
Unrealized gains on marketable equity securities	4,404	25,332	(22,344)	(30,958)
Operating results for newly-opened operations not at full capacity	-	(10)	-	130
Gain on sale of unconsolidated company	-	-	-	(1,024)
Gain on sale of property and equipment	-	-	(3,606)	-
Stock-based compensation expense	900	1,098	4,399	4,160
Acquisition-related expenses	-	435	-	3,266
Employee retention credit	-	-	-	(9,445)
Income tax provision on non-GAAP adjustments	(1,379)	(6,982)	5,603	8,806
Non-GAAP Net income	$28,774	$25,954	$104,067	$76,862

GAAP diluted earnings per share	$1.58	$0.39	$7.67	$6.53
Non-GAAP adjustments
Unrealized gains on marketable equity securities	0.28	1.62	(1.43)	(1.98)
Operating results for newly-opened operations not at full capacity	-	-	-	0.01
Gain on sale of unconsolidated company	-	-	-	(0.07)
Gain on sale of property and equipment	-	-	(0.23)	-
Stock-based compensation expense	0.06	0.07	0.28	0.28
Acquisition-related expenses	-	0.03	-	0.21
Employee retention credit	-	-	-	(0.61)
Income tax provision on non-GAAP adjustments	(0.09)	(0.45)	0.36	0.56
Non-GAAP diluted earnings per share	$1.83	$1.66	$6.65	$4.93

###